Exhibit 1.4




                               AMENDMENT NO. 1 TO

                         COMMON STOCK PURCHASE AGREEMENT


     This AMENDMENT NO. 1 to COMMON STOCK PURCHASE AGREEMENT (the "Amendment") is dated as of September 24, 2002 by and between BioMarin Pharmaceutical Inc., a Delaware corporation (the "Company") and Acqua Wellington North American Equities Fund, Ltd., a limited liability company organized under the laws of the Commonwealth of The Bahamas (the "Purchaser") and is an amendment to that certain Common Stock Purchase Agreement dated as of August 15, 2001 (the "Agreement") by and between the Company and the Purchaser.

         The parties hereto agree as follows:

                                  Article I.
                            Definitions/Construction

                1.1 Definitions. Except as otherwise defined in this Amendment, all capitalized terms shall have the meaning ascribed to them in the Agreement.

                1.2 Scope of Amendment. To the extent necessary to give effect to the matters set forth in this Amendment, this Amendment shall serve to amend the Agreement and shall be considered part of the Agreement. Subject to the foregoing, the Agreement shall remain in full force and effect without modification.

                1.3 Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one and the same instrument.

                                   Article II.
                           Amendments to the Agreement

                2.1      Section  7.1  of  the  Agreement  is hereby  amended by
deleting  the section  in its  entirety and  substituting in  lieu thereof   the
following Section 7.1:

                          "7.1 Termination by Mutual Consent.  The term of  this
Agreement shall expire on the earlier of (i) twenty-six (26) consecutive months from the date of execution of this Agreement, (ii) the date that all of the shares of Common Stock registered under the Registration Statement have been issued and sold and (iii) the date that the Purchaser has purchased in the aggregate $27,700,000 pursuant to all Draw Downs and Call Options granted and exercised (the "Investment Period"). This Agreement may be terminated at any time by mutual written consent of the parties."

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                2.2      Address For Notice.  The address for  communications to
the Company, as contemplated by Section 9.4 of the Agreement shall be:

If to the Company:                     BioMarin Pharmaceutical Inc.
                                       371 Bel Marin Keys Boulevard, Suite 210
                                       Novato, California 94949
                                       Tel. No.:  (415) 884-6700
                                       Fax No.:  (415) 382-7427
                                       Attention: Louis Drapeau/ Kim Tsuchimoto

With copies to:                        Paul, Hastings, Janofsky & Walker LLP
                                       515 South Flower Street, 25th Floor
                                       Los Angeles, California 90071-2228
                                       Tel. No.:  (213) 683-6000
                                       Fax No.:  (213) 627-0705
                                       Attention: Siobhan McBreen Burke














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                  IN  WITNESS  WHEREOF, the  parties  hereto  have  caused  this
Amendment to be duly executed by their respective authorized officer as of the date first above written.

                             BIOMARIN PHARMACEUTICAL INC.


                             By: /s/ Fredric D. Price
                                ---------------------
                                Name: Fredric D. Price
                                Title: Chairman and Chief Executive Officer

                             ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.


                             By: /s/ R. Perry Pindser / /s/ Helen A Forb
                                 ---------------------------------------
                                 Name: R. Perry Pindser / Helen A Forb
                                 Title: Vice President / Secretary